Exhibit 10.3

EXECUTION COPY

AMENDMENT AND WAIVER

This AMENDMENT AND WAIVER (this “Agreement”), dated as of December 2, 2021, is entered into by and among American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company party hereto (the “Holder”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement (as defined below).

RECITALS

A. The Company and the Holder are parties to the Securities Purchase Agreement, dated as of November 5, 2021 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company Common Shares, Series A Warrants and Series B Warrants.

B. On or about the date hereof, the Company proposes to issue to Monroe Capital LLC and/or one or more of its affiliates (collectively, “Monroe”), in connection with Monroe’s extension of a $25 million senior secured credit facility to the Company (and as a condition to Monroe’s willingness to extend such facility) (the “Extension”), warrants, in the form attached hereto as Exhibit A, to purchase for an exercise price of $0.0001 per share, initially up to that aggregate number of shares of Common Stock equal to 2.5% (the “Monroe Share Percentage”) of the total number of shares of Common Stock outstanding, calculated on a fully-diluted basis on the date of issuance (as adjusted to reflect certain increases in shares of Common Stock outstanding on a fully-diluted basis, but not with respect to any increase in the applicable share percentage in excess of the Monroe Share Percentage) (solely to the extent issued contemporaneously with this Agreement in connection with the Extension and in the form of Exhibit A without regard to any amendment, modification, waiver or subsequent exchange into any other Option or Convertible Security that decreases the exercise price thereof, extends the term thereof and/or increases the number of underlying shares thereof, the “Monroe Warrants”, and such Monroe Warrants, as exercised, the “Monroe Warrant Shares”) intends to enter into a Credit Agreement with Monroe Capital Management Advisors, LLC, as administrative agent for the Lenders party thereto (the “Monroe Credit Agreement”).

C. The Holder is willing to waive certain of its rights under, and otherwise amend certain provisions of, the Transaction Documents related to the issuance of the Monroe Warrants and/or of shares of Common Stock upon exercise thereof, on the terms and subject to the conditions set forth herein.

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Waivers and Agreements. Effective as of the Effective Time (as defined below), the Holder hereby waives (the “Waiver”), in part, the Securities Purchase Agreement and the Warrants such that (a) the Monroe Warrants and the Series C Warrants (as defined below, respectively) (and any underlying shares of Common Stock) shall be deemed to be Excluded Securities for all purposes of the Securities Purchase Agreement, (b) the Series C Warrants (and any underlying shares of Common Stock) and the issuance of up to 5,016,704 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) pursuant to the Monroe Warrants (but not any issuances of Common Stock pursuant to the Monroe Warrants in excess of 5,016,704 shares (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events)) shall (i) be Excluded Securities for all purposes of the Warrants and (ii) shall not result in any adjustment to the exercise price of the Warrants (except as expressly set forth in Section 2 of this Agreement) and (c) the issuance of the Monroe Warrants and the Series C Warrants (and any underlying shares of Common Stock, respectively) and the registration of the Monroe Warrant Shares shall not (i) violate Sections 4(m) or 4(n) of the Securities Purchase Agreement, or (ii) give rise to any participation rights under Section 4(q) of the Securities Purchase Agreement; provided, that the Company shall not include the Monroe Warrant or the Monroe Warrant Shares on any registration statement filed with the SEC until sixty (60) calendar days after the date of the closing of the Extension.

2. Exercise Price Reduction. Pursuant to Section 2(h) of the Warrants, the Company hereby lowers the Exercise Price of each of the Warrants for each date after the Effective Time (each, a “Exercise Price Reduction”) to $1.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events prior to the Effective Time and, thereafter, subject to adjustments as provided in the Warrants (including, without limitation, Section 2 thereof), the “New Exercise Price”) and the Holder hereby consents to the Exercise Price Reduction. For the avoidance of doubt, the parties hereto acknowledge and agree with Section 2(c) of the Series A Warrant that simultaneously with any adjustment to the Exercise Price pursuant to such Section 2, the number of Series A Warrant Shares that may then be purchased upon exercise of this Warrant (i.e., the Maximum Eligibility Number in effect as of such time) shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price (as defined in the Series A Warrant) payable thereunder for such adjusted number of Series A Warrant Shares shall be the same as the aggregate Exercise Price (as defined in the Series A Warrant) in effect immediately prior to such adjustment (without regard to any limitations on exercise contained therein).

3. Issuance of Series C Warrants. As consideration for the Waiver, on the date hereof pursuant to a currently effective shelf registration statement on Form S-3 (Registration Number 333-258136), the Company shall issue to the Holder warrants to purchase 1,500,000 shares of Common Stock in the form attached hereto as Exhibit B (the “Series C Warrants”, as exercised, the “Series C Warrant Shares”), with an exercise price of $0.0001 per share and a term of five years from the date of issuance thereof.

4. Amendments to Transaction Documents. As of the date hereof, the definition of Series B Warrants in each of the Securities Purchase Agreement is hereby amended to include the Series C Warrants and the definition of Prospectus Supplement shall be amended to include the prospectus supplement with respect to the issuance of the Series C Warrants and Series C Warrant Shares hereunder. As of the date hereof, the definition of Transaction Documents is hereby amended to include this Agreement and the Voting Agreements (as defined below). In addition, as of the date hereof, (x) the definition of Restricted Period in the Securities Purchase Agreement is hereby amended to restart a new Restricted Period as of the date hereof, which new Restricted Period shall extend through, and including, the sixtieth calendar day after the Effective Time and (y) in clause (E) of Section 4(n) of the Securities Purchase Agreement, $2.70 is hereby amended and restated as $2.25.

5. Stockholder Approval; Voting Agreements.

(a) Stockholder Approval. The Company shall either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof, but prior to the forty-fifth (45th) calendar day after the date hereof (or, if such filing is delayed by a court or regulatory agency, in no event later than 90 calendar days after the date hereof), an information statement with respect thereto or (y) provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than March 31, 2022 (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Holder and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith in an amount not exceed $5,000. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the issuance of all of the Securities (as defined in the Securities Purchase Agreement after giving effect to the amendments hereunder) in compliance with the rules and regulations of the Principal Market (without regard to any limitations on exercise set forth in the Warrants) (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to June 30, 2022. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

(b) Voting Agreements. On or prior to the Effective Time, the Company shall have duly executed and delivered to the Holder one or more voting agreements in the form of Exhibit C hereof (collectively, the “Voting Agreements”), by and between the Company and the stockholders listed on Schedule 5(b) attached hereto (the “Stockholders”) and the Stockholders shall have duly executed and delivered to the Holder each of the Voting Agreements. The Company shall not amend, waive, modify or fail to use best efforts to enforce any provision of the Voting Agreements. Notwithstanding anything herein or in the Voting Agreements to the contrary, the Company and the Holder hereby acknowledge and agree that the Holder is not a third party beneficiary of any of the Voting Agreements and shall have no rights with respect thereto.

6. Representations and Warranties.

(a) Company Bring Down. Except as set forth on Schedule 6(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement. The Company further acknowledges and agrees with the Holder that, as of the Effective Time, after giving effect to the Exercise Price Reduction and Section 2(c) of the Warrants, (x) the aggregate number of Series A Warrant Shares issuable upon exercise of the Series A Warrants (without regard to any limitations on exercise therein) shall be 3,333,334 and the Maximum Eligibility Number of the Series A Warrants shall be 3,333,334, (y) the aggregate number of Series B Warrant Shares issuable upon exercise of the Series B Warrants (without regard to any limitations on exercise therein) shall be 3,333,334 and (z) nothing herein amends or modifies or otherwise reduces the Forced Exercise Minimum Price (as defined in the Series B Warrant) of the Series B Warrant.

(b) Holder Bring Down. The Holder hereby makes the representations and warranties to the Company as set forth in Section 2(a), (h) and (i) of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement.

7. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement and the form of Series C Warrant as exhibits to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

8. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the 1933 Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the Series C Warrants or the Series C Warrant Shares under the 1933 Act or cause this offering to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the 1933 Act.

9. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $20,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

10. Blue Sky. The Company shall make all filings and reports relating to the issuance of the Series C Warrants and the Series C Warrant Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

11. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, waiver or exchange of any warrant to purchase Common Stock (or other similar instrument), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 11 shall apply similarly and equally to each Settlement Document.

12. Effective Time. This Agreement shall be effective upon the later of (a) the time of due execution and delivery to the Holder of agreements in the form of this Agreement by the Required Holders and the Voting Agreements by the Company and the Stockholders, (b) the time of issuance of the Series C Warrant to the Holder in accordance with Section 3 and (c) the time of payment of the Legal Fee Amount to Kelley Drye & Warren LLP.

13. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of securities of the Company (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement by and between the Company and any Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

14. Miscellaneous. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

EXECUTION COPY

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Amendment and Waiver to be duly executed as of the date first written above.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas King
Name: Thomas King
Title: Chief Financial Officer

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